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                                                                EXHIBIT 10.27


                             AMENDMENT NO. 14 TO THE
          FOURTH AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Amendment No. 14 to the Fourth Amended and Restated Agreement for Wholesale Financing (this "Amendment") is made as of December 27, 1998 by and between ENTEX Information Services, Inc., a Delaware corporation ("Borrower") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS

     A. Borrower and IBM Credit have entered into that certain Fourth Amended and Restated Agreement for Wholesale Financing dated as of September 15, 1995 (as amended on September 19, 1995 and as further amended, supplemented or otherwise modified from time to time, the "Agreement").

     B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of this Amendment as set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 2. MODIFICATION OF AGREEMENT

     A. The following provisions are incorporated into and supplement the Agreement as if fully set forth as additional terms therein. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment will control in determining the agreement between IBM Credit and Borrower.

     (a) Borrower agrees to pay IBM Credit a fee in the amount of One Hundred Thousand Dollars ($100,000) which shall be due and payable on January 15, 1999 in consideration for restructuring the financial covenants pursuant to Section 2 B of this Amendment.

     (b) Borrower shall cause the audited financial statements and accompanying documents set forth in Section 2 (c) (i) (y) (A), (B) and (C) to be delivered directly by the Auditors to IBM Credit via first class mail to IBM Credit Corporation, 1500 RiverEdge Parkway, Atlanta, Georgia 30328, Attention: Credit Manager.
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      B. Section 12 of the Agreement is hereby amended by deleting paragraphs
(a) through (e) thereof in their entirety and substituting, in lieu thereof, the following paragraphs (a) through (c):

     "(a) From October 1, 1998 and thereafter, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.90:1.00.

     (b) From July 1, 1998 to and including December 31, 1998, Borrower shall not permit the ratio of (i) EBITDA for the fiscal year-to-date to (ii) Interest Expense for the fiscal year-to-date to be less than 0.25:1.00; from July 1, 1998 to and including March 31, 1999, Borrower shall not permit the ratio of (i) EBITDA for the fiscal year-to-date to (ii) Interest Expense for the fiscal year-to-date to be less than 0.70:1.00; from July 1, 1998 to and including June 30, 1999, Borrower shall not permit the ratio of (i) EBITDA for the fiscal year-to-date to (ii) Interest Expense for the fiscal year-to-date to be less than 1.00:1.00; and from July 1, 1999 and thereafter, Borrower shall not permit the ratio of (i) EBITDA for the fiscal year-to-date to (ii) Interest Expense for the fiscal year-to-date be less than 1.75:1.00.

     (c) From October 1, 1998, Borrower shall as of the end of each Fiscal Quarter maintain Tangible Net Worth equal to or greater than the Tangible Net Worth Requirement for such Fiscal Quarter. For purposes of this section "Tangible Net Worth Requirement" for the Fiscal Quarter ending December 27, 1998 shall mean Twelve Million Dollars ($12,000,000) and for each Fiscal Quarter thereafter shall mean the sum of the Tangible Net Worth Requirement for the previous Fiscal Quarter plus eighty percent (80%) of the Consolidated Net Income of Borrower for such Fiscal Quarter. If Consolidated Net Income for a Fiscal Quarter is less than Zero Dollars ($0) then for purposes of Tangible Net Worth Requirement, Consolidated Net Income shall be deemed to be Zero Dollars (0$)."

     C. Section 19 of the Agreement is hereby amended by:

     (a) deleting the definition of "Applicable Margin" in its entirety and substituting, in lieu thereof, the following:

     "Applicable Margin": shall mean (i) for the period from January 1, 1999 to the first determination date occurring after July 1, 1999, the rate per annum set forth in Tier I below and, (ii) thereafter, the rate per annum set forth below under the caption "Applicable Margin" for the applicable Tier based on the Indebtedness/EBITDA Ratio as of the most recent determination date:
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
--------------------------------------------------------------------------------------------------------------------
                 TIER                         INDEBTEDNESS/EBITDA RATIO                 APPLICABLE MARGIN
--------------------------------------------------------------------------------------------------------------------
                   I                              Greater than 4.50X                          2.60%
--------------------------------------------------------------------------------------------------------------------
                                           Less than or equal to 4.50X but
                  II                              greater than 4.00X                          2.40%
--------------------------------------------------------------------------------------------------------------------
                                           Less than or equal to 4.00X but
                  III                             greater than 3.50X                          2.20%
--------------------------------------------------------------------------------------------------------------------
                                             Less than or equal to 3.50X
                  IV                            but greater than 3.00X                        2.10%
--------------------------------------------------------------------------------------------------------------------
                                             Less than or equal to 3.00X
                   V                            but greater than 2.50X                        2.00%
--------------------------------------------------------------------------------------------------------------------
                  VI                         Less than or equal to 2.50X                      1.90%
--------------------------------------------------------------------------------------------------------------------

For purposes of the foregoing, (i) the Indebtedness/EBITDA Ratio shall be determined based on the audited financial statements delivered pursuant to
Section 2(c)(i) of the Agreement except that, in the event that (x) Consolidated EBITDA for the third and fourth fiscal quarters of the fiscal year ending June 30, 1999 is $35,000,000 or greater, and (y) Consolidated EBITDA for each of the third and fourth fiscal quarters of the fiscal year ending June 30, 1999 is greater than $0, then (1) effective from the first determination date through December 31, 1999 the Applicable Margin shall be 2.50% (unless a lower Applicable Margin is in effect in accordance with the above table) and (2) IBM Credit shall provide Borrower with a rebate for any interest paid by Borrower to IBM Credit for the period from July 1, 1999 to such determination date in excess of LIBOR plus 2.50% (other than default interest), and (ii) each change in the Applicable Margin resulting from a change in the Indebtedness/EBITDA Ratio shall be effective beginning after December 31, 1999 on the first day of the month following the receipt by IBM Credit of such audited financial statements indicating such change (a "determination date"), provided, that for any period during which (a) an Event of Default has occurred and is continuing or (b) the Borrower fails to deliver the Compliance Certificate required to be delivered by it pursuant to Section 12 of the Agreement, the Applicable Margin shall be determined by IBM Credit in its sole discretion, up to a maximum rate of 4.0% per annum; provided, that nothing in this definition shall affect the finance charge of LIBOR plus 6.5% applicable to late payments."

     (b) deleting the definition of "EBITDA" in its entirety and substituting, in lieu thereof, the following:

     "EBITDA" shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income of Borrower and its Subsidiaries for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income:
(i) the Borrower's provision for taxes based on income for such period; (ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible
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and intangible assets of Borrower and its Subsidiaries for such period, plus (c)
any extraordinary losses and non-recurring charges for such period, minus (d) any extraordinary gains for such period."

     (c) deleting the definition of "Tangible Net Worth" in its entirety and substituting, in lieu thereof, the following:

     "Tangible Net Worth" shall mean as to Borrower, (i) the excess of the total assets over total liabilities of such Person (such assets and liabilities being determined by reference to the book value); plus (ii) the unpaid principal balance of Subordinated Debt, provided, however, that such Subordinated Debt shall not be so added if, at any time the interests of the holders of the Subordinated Debt are not satisfactorily, as determined by IBM Credit, subordinated to the interests of IBM Credit; (iii) but excluding goodwill from the determination of such assets; all of the foregoing being determined in accordance with GAAP."

SECTION 3. REPRESENTATIONS AND WARRANTIES. Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

SECTION 3.1 ACCURACY AND COMPLETENESS OF WARRANTIES AND REPRESENTATIONS. All representations made by Borrower in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrower in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

SECTION 3.2 VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Borrower not to be in compliance with the terms of any agreement to which Borrower is a party.

SECTION 3.3 LITIGATION. Except as has been disclosed by Borrower to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Borrower, which if adversely determined, would materially adversely affect Borrower's ability to perform Borrower's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 3.4 ENFORCEABILITY OF AMENDMENT. This Amendment has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

SECTION 4. RATIFICATION OF AGREEMENT. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Borrower hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrower, and is not subject to any claims, offsets or defense.

SECTION 5. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.
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SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.


ENTEX INFORMATION SERVICES, INC.

      /s/ John A. McKenna, Jr.                   /s/ Kenneth A. Ghazey
-----------------------------------          -----------------------------------
By:       John A. McKenna, Jr.               By:     Kenneth A. Ghazey
Title:    Chief Executive Officer            Title:  President


Accepted and Agreed


IBM CREDIT CORPORATION

      /s/ Philip Morse
-----------------------------------
By:       Philip Morse
Title:    Director-North American
          Field Operations